Exhibit 10.1

AMENDMENT NUMBER TWO
TO THE
BROADRIDGE FINANCIAL SOLUTIONS, INC.
CHANGE IN CONTROL SEVERANCE PLAN FOR CORPORATE OFFICERS

WHEREAS, Broadridge Financial Solutions, Inc. (the “Company”) maintains the Broadridge Financial Solutions, Inc. Change in Control Severance Plan for Corporate Officers, as amended (the “Plan”); and

WHEREAS, pursuant to Section 4.1 of the Plan, the Board of Directors (the “Board”) may amend the Plan at any time, except that in no event may any amendment reducing the benefits provided under the Plan be effective until at least six months after the date of the applicable action by the Board; and

WHEREAS, the Company wishes to amend the Plan to eliminate the “additional benefits” provided for in Section 1.2 thereof, effective for grants of equity-based compensation awards made six months or more after the date of adoption of this amendment by the Board; and

WHEREAS, the amendment below eliminating the “additional benefits” provided for in Section 1.2 shall also apply to grants of equity-based compensation awards made within six months after the date of adoption of this amendment by the Board if the Participant holding the award consents in writing to such treatment in respect of the award.

NOW, THEREFORE, effective on September 27, 2019 (the “Amendment Effective Date”), the Plan is hereby amended as follows:

1.   Section 1.2 of the Plan is hereby amended by adding the following at the beginning thereof: “Except as provided in Section 1.2(d) below,”

2.   Section 1.2 of the Plan is hereby amended to add the following at the end thereof:

“(d)
Notwithstanding any provision of this Plan to the contrary, Section 1.2(a), (b) and (c) shall not apply to Stock Options, Restricted Shares or any other equity-based compensation awards granted to a Participant by the Company (i) on or after the date that is six (6) months after the Amendment Effective Date (the ‘Six Month Anniversary’), or (ii) on or after the Amendment Effective Date and prior to the Six Month Anniversary if written consent to such inapplicability is given by the Participant in the award agreement for the grant.”

3.   Section 1.3 of the Plan is hereby amended by adding the following after the word “Plan” in the first sentence thereof: “or under equity-based compensation awards granted to the Participant by the Company.”

4.   The last sentence of Section 1.3 of the Plan is hereby amended to read in its entirety as follows:  “The reduction of the Payments, if applicable, shall be made by reducing the payments and benefits in the following order: (i) benefits under Section 1.2 and under equity-based compensation awards granted to the Participant by the Company; and (ii) payments under Section 1.1.”